UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2003

Mpower Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	33339884-01	52-2232143

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Sully’s Trail, Pittsford, NY	14534

(Address of principal executive offices)	(Zip Code)

      Registrant’s telephone number, including area code:    (585) 218-6550

N/A

(Former name or former address, if changed since last report.)

ITEM 9. REGULATION FD DISCLOSURE.
Business Overview
Financial History; Operational Restructuring
Network
Substantial Unencumbered Assets
SIGNATURE

ITEM 9. REGULATION FD DISCLOSURE.

      The following information is being furnished under Item 9 of Form 8-K pursuant to Regulation FD under the Securities Act of 1933, as amended, and shall not be incorporated by referenced into any of Mpower Holding Corporation’s reports or other filings made with the Securities and Exchange Commission. The Company intends to provide the following information to certain investors in the Company.

      Mpower Holding Corporation. (“Mpower”, or the “Company”) is a facilities-based competitive local exchange carrier (“CLEC”) serving primarily small and medium sized business customers in the Western United States. As a result of a two-year financial and operational restructuring that is nearing completion, Mpower’s current business operations include:

-	A cash-flow positive business plan;

-	Approximately $150 million of annual revenues at current run rates, with gross margins in excess of 40%;

-	A balance sheet free of long term debt, with substantial unencumbered assets (more than $275 million at original cost; more than $55 million at fair market value);

-	Approximately 45,000 business customers and 269,000 installed lines in Los Angeles, San Diego, Las Vegas, Northern California and Chicago;

-	A facilities-based network integrating state-of-the-art voice and high-speed data applications;

-	An inventory of warehoused network assets for future deployment; and

-	A management team with options to purchase a significant ownership in the Company that has led its employees and customers through a complex financial and operational restructuring.

Business Overview

      Mpower offers local dial-tone, long distance, high-speed Internet access via dedicated symmetrical digital subscriber line (“SDSL”) technology, voice over SDSL (“VoSDSL”), trunk level 1 (“T1”), integrated T1 and data-only T1 products in addition to numerous other “value added” voice and data features. Mpower markets its services primarily to small and medium sized business customers in Los Angeles, San Diego, Las Vegas, Northern California, and Chicago. The Company currently has approximately 45,000 business customers and approximately 25,000 residential customers (primarily in the Las Vegas market). The Company also bills a number of major carrier customers (including AT&T and Sprint) for the costs of terminating traffic on the Mpower network. Mpower currently acquires approximately 90% of its new sales through its direct sales force, with the remainder acquired through agent relationships.

      In order to serve the largest portion of its target market, the Company’s combined voice and data network is utilized to deliver services in several combinations:

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Basic local and long distance phone service on the traditional phone network (“POTS”);

-	SDSL service;

-	Data-only T1 connectivity; and

-	Integrated T1 voice and data service.

      The Company’s current sales focus and highest margin customer opportunities come from the integrated T1 product, which leverages the full capability of the Mpower network.

Financial History; Operational Restructuring

      In early 2000, Mpower raised $900 million to pursue an aggressive business plan to rapidly expand its network utilizing low-cost, facilities-based “soft-switch” voice switching technology and integrated voice and high-speed data over a single DSL loop (“VoDSL”). As the Company was building out its new markets throughout 2000, its vendors continued to delay the commercial release of “soft-switch” technology and the local exchange carriers (“LECs”) were experiencing difficulty in providing high-quality DSL loops to the Company over which it had planned to provide its low-cost VoDSL service to its target customers. To address these impediments to the Company’s business plan, management shifted its strategy to deploy higher-cost Class 5 circuit switching technology in each of its markets (the same as used by Verizon, SBC, and other major telecommunication companies) and deploy digital loop carriers in each colocation site. This change to the Company’s business plan required significantly higher up-front capital expenditures in each market as well as lower recurring margins. At the same time, the capital markets became virtually inaccessible to early stage communications ventures. Consequently, in September 2000, management commenced what has become a 30-month process to restructure the Company, both operationally and financially.

-	From September 2000 through May 2001, the Company significantly scaled back its operations, canceling 519 existing colocations, and canceling plans to enter the Northeast and Northwest Regions (representing more than 350 colocations).

-	In February through July 2002, the Company undertook a comprehensive recapitalization through a Chapter 11 bankruptcy plan that eliminated $583.4 million in debt and preferred stock (as well as $65.3 million of associated annual interest and dividend costs) in exchange for cash and the substantial majority of the Company’s common stock.

-	In December 2002, the Company eliminated the remaining $51.0 million of its debt for a cash payment, which released the only security interest in the Company’s network assets, giving the Company the ability to pursue alternative financing transactions.

-	In January 2003, the Company announced it had reached an agreement with RFC Capital Corporation, a wholly owned subsidiary of Textron Financial Corporation, for a three-year funding facility of up to $7.5 million, secured only by certain of the Company’s receivables.

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-	In January 2003, the Company signed definitive agreements to sell its customers and operations in Florida, Georgia, Ohio, Michigan and Texas in transactions expected to yield approximately $20.0 million of immediate cash inflow and substantial reductions to overall operating costs.

Network

      Mpower was one of the first competitive communications carriers to implement a facilities-based network strategy. As a result, it owns the network switches that control how voice and data transmissions originate and terminate, and it leases from the incumbent local carrier (primarily SBC) only the telephone lines over which the voice and data traffic are transmitted. Because the Company has already invested and built its network, it is able to serve a broad geographic area at a comparatively low cost while maintaining control of the access to its customers. By comparison, many CLECs do not control their own facilities and, therefore, are much more dependent upon the local Bell companies and the federal and state regulatory environment in order to ensure the viability of their business plans.

      As of December 31, 2002 and after giving effect to for the recent divestitures, the Company’s network consists of 294 incumbent carrier colocation sites (“colos”) providing it access to approximately 5.3 million addressable business lines. Virtually all colos are SDSL capable and 196 are currently T1 capable. The Company has established working relationships with Verizon, Sprint, and Southwestern Bell Corporation (including its operating subsidiaries PacBell and Ameritech collectively referred to as “SBC”). Mpower currently has over 269,000 lines in service. Mpower’s switched network consists primarily of seven Nortel DMS 500 class 5 voice switches (three of which are in Los Angeles), Lucent Anymedia digital loop carriers (at least one in each colo), Copper Mountain DSLAMs, (at least one in each colo), Tollbridge and Nuera voice gateways (at least one colocated with each Nortel DMS 500 voice switch), and Nortel Passport ATM switches (at least one colocated with each Nortel DMS 500 voice switch).

Substantial Unencumbered Assets

      Mpower has no long-term debt and approximately $1.5 million in capitalized leases. In conjunction with its emergence from Chapter 11, Mpower implemented “fresh start” accounting, essentially re-sizing the Company’s balance sheet to reflect current market valuations. In accordance with the implementation of fresh start accounting, the Company and Deloitte & Touche retained the services of an independent appraisal firm to establish the current fair market value of the Company’s assets.

      According to the appraisal of the Company’s network assets in Las Vegas, Los Angeles and San Diego, the Company owned network assets with an original cost of $273.0 million, net book value of $182.7 million and a fair market value of $57.3 million. The appraisal firm determined the estimated fair value of the assets based upon the cost approach appraisal methodology. The cost approach method measures the value of a tangible asset by determining the current cost of an asset and deducting for various elements of depreciation, physical deterioration, and technical, functional, and economic obsolescence. All of these assets are currently unencumbered.

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      Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower cautions investors that the pro forma information and data set forth above constitute forward-looking statements. Mpower’s management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, the consummation of all or any of the asset sales, anticipated cost reductions, market acceptance of the Company’s product offerings, the Company’s ability to secure adequate financing or equity capital to fund the Company’s operations, the Company’s ability to maintain a high level of customer service, the performance of the Company’s network and equipment, the Company’s ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting the Company’s equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Mpower Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 17, 2003	MPOWER HOLDING CORPORATION

By: /s/ Russell I. Zuckerman Name: Russell I. Zuckerman Title: Senior Vice President, General Counsel and Secretary

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